Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

AMERICAN REBEL HOLDINGS, INC.

and

KINGDOM BUILDING INC.

May 13, 2024

SECURITIES EXCHANGE AGREEMENT

I

PARTIES

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into effective as of the 13th day of May, 2024 (the “Effective Date”), by and between AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“AREB”) with an address of 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027 for purposes of notice hereunder; and, KINGDOM BUILDING INC., a California corporation (“KBI”) with an address of 572 Hidden Ridge Court, Encinitas, California, 92024 for purposes of notice hereunder. AREB and KBI are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.	AREB and KBI are parties to that certain Revenue Interest Purchase Agreement, dated as of 19 December 2023 (the “Purchase Agreement”). Capitalized terms not defined herein shall have the same meaning as set forth in the Purchase Agreement.

B.	Pursuant to the Purchase Agreement, KBI purchased from AREB a continuing interest in the revenue generated by the Champion Entities.

C.	The Parties continue to agree to treat the Purchase Agreement and the Revenue Interest as a “security”, as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time-to-time (the “Securities Act”).

D.	AREB has authorized a series of convertible preferred stock designated as Series D Convertible Preferred Stock (the “Series D Stock”). The rights, preferences, restrictions, and other matters relating to the Series D Stock are memorialized in that certain Certificate of Designation dated 03 May 2024, a copy of which is attached hereto as Exhibit II-D (the “Certificate of Designation”).

E.	AREB and KBI desire to exchange (the “Exchange”) the Purchase Agreement and all rights and preferences thereunder for such aggregate number of shares of Series D Stock set forth below (the “New Preferred Shares”).

F.	The Exchange will also be made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

G.	NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

EXCHANGE AND ISSUANCE

3.1 Exchange. On the Closing Date, subject to the terms and conditions of this Agreement and the Certificate of Designation, as applicable, AREB and KBI shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Purchase Agreement and all rights and preferences thereunder for the New Preferred Shares. Upon consummation of the Exchange, the Purchase Agreement shall be terminated and of no further force and effect.

3.2 New Preferred Shares. The New Preferred Shares shall consist of one hundred thirty-three thousand three hundred thirty-four (133,334) shares of the Series D Stock.

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3.3 Delivery and Status of the New Preferred Shares.

3.3.1. Delivery at Closing. On the Closing Date, the New Preferred Shares shall be issued in the name of KBI on the books and records of AREB. Within two (2) business days after the Closing Date, AREB shall deliver to KBI documentary proof of the issuance of the New Preferred Shares in book entry format in the form of an account statement issued by the transfer agent for KBI. Notwithstanding the foregoing, as of the Closing Date, KBI shall be deemed for all corporate purposes to have become the legal and lawful owner of record of the New Preferred Shares, and shall be entitled to exercise all of its rights with respect to the New Preferred Shares, irrespective of the date AREB delivers the account statement referenced above.

3.3.2. Status. The New Preferred Shares, when issued, will be validly issued, fully paid, nonassessable and free from all preemptive or similar rights or liens, with KBI holding legal and lawful title to the New Preferred Shares. KBI may freely assign all or any portion of the New Preferred Shares in its sole and absolute discretion.

3.3.3. Exchange of Securities. The Exchange will be effected as an exchange of securities issued by AREB pursuant to Section 3(a)(9) of the Securities Act. AREB shall provide all written assurances, confirmations, and similar agreements and documents as requested by KBI in support of this Section 3.3.4.

3.3.4. Ratification and Cross Default. Except as otherwise expressly provided herein, the Certificate of Designation is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that a default by AREB under this Agreement shall constitute a default under the Certificate of Designation.

3.3.5. Holding Period. For the purposes of Rule 144, AREB acknowledges that the holding period of the Purchase Agreement (and upon conversion thereof, if any, into shares of AREB common stock) may be tacked onto the holding period of the New Preferred Shares. AREB agrees not to take a position contrary to this Section 3.3.6.

3.4 Termination of the Purchase Agreement. The Purchase Agreement shall be deemed terminated as of the Closing Date without need for further delivery of any copies of the Purchase Agreement or any further action under the Purchase Agreement.

IV

REPRESENTATIONS AND WARRANTIES OF AREB

AREB represents and warrants to KBI that the representations and warranties contained in this Article IV are true, correct, and complete as of the Effective Date and the Closing Date, except as otherwise expressly provided for to the contrary herein:

4.1 Organization. AREB is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. AREB is not violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents. AREB is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Exchange Documents; or, (ii) a material adverse effect on the ability of AREB to perform in any material respect on a timely basis its obligations under any of the Exchange Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

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4.2 Execution and Performance of Agreement. AREB has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Exchange Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by AREB in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and AREB has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by AREB of this Agreement, and each of the Exchange Documents to which it is a party. This Agreement has been duly and validly executed and delivered by AREB and constitutes the valid, binding, and enforceable obligation of AREB, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.3 Effect of Agreement. The consummation by AREB of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Exchange Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon AREB;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of AREB; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon AREB or to which AREB is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of AREB under any agreement, commitment, contract (written or oral) or other instrument to which AREB is a party, or by which any of its assets are bound or affected.

4.4 No Consents. AREB is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver, or perform any of its respective obligations under or contemplated by this Agreement or any Exchange Document, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which AREB is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date.

4.5 Issuance of the New Preferred Shares. The issuance of the New Preferred Shares has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issue thereof.

4.6 SEC Documents; Financial Statements. During the two (2) years prior to the Effective Date, AREB has filed all reports, schedules, forms, statements and other documents required to be filed by it with the US Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act of 1934, as amended from time-to-time (the “Exchange Act”). All of the foregoing filed prior to the Effective Date, including without limitation, Current Reports on Form 8-K and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and notes and schedules thereto and documents incorporated by reference therein (specifically excluding all financial statements, references and disclosures from all such filings with the SEC) are collectively referred to herein as the “SEC Documents”. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of AREB to KBI which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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4.7 No Undisclosed Events, Liabilities, Developments, or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to AREB, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by AREB under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by AREB of its common stock and which has not been publicly announced; (ii) would reasonably expected to have a material adverse effect on KBI’s ownership of the New Preferred Shares; or, (iii) would reasonably be expected to have a material adverse effect on AREB.

4.8 Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other governmental entity, self- regulatory organization or body pending or, to the knowledge of AREB, threatened against or affecting AREB or any of its subsidiaries, AREB common Stock or any of AREB’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a material adverse effect on AREB or its subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents. Without limitation of the foregoing, there has not been, and to the knowledge of AREB, there is not pending or contemplated, any investigation by the SEC involving AREB, any of its subsidiaries or any current or former director or officer of AREB or any of its subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by AREB under the Securities Act or the Exchange Act. Neither AREB nor any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any governmental entity.

4.9 Broker Fee. There has been no act or omission by AREB which would give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee, or other in-kind payment in connection with the transactions contemplated hereunder.

4.10 Status of KBI. AREB hereby confirms that, to the best of its knowledge, at no time was KBI, or any officer, director, shareholder or affiliate of KBI, ever (i) the beneficial holder of ten percent (10%) or more of the equity securities of AREB; or, (ii) an affiliate (as such term is defined under the Securities Act) of AREB .

4.11 Disclosure. AREB confirms that neither it nor any other person acting on its behalf has provided KBI or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning AREB or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents.

4.12 Reliance. AREB recognizes, understands, and agrees that KBI will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

V

REPRESENTATIONS AND WARRANTIES OF KBI

KBI represents and warrants to AREB that the representations and warranties contained in this Article V are true, correct, and complete as of the Effective Date and the Closing Date, except as otherwise expressly provided for to the contrary herein:

5.1 Organization. KBI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. KBI is not violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents. KBI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Exchange Documents; or, (ii) a material adverse effect on the ability of KBI to perform in any material respect on a timely basis its obligations under any of the Exchange Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

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5.2 Execution and Performance of Agreement. KBI has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Exchange Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by KBI in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and KBI has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by KBI of this Agreement, and each of the Exchange Documents to which it is a party. This Agreement has been duly and validly executed and delivered by KBI and constitutes the valid, binding, and enforceable obligation of KBI, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.3 Effect of Agreement. As of the Closing, the consummation by KBI of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon KBI;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of KBI; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon KBI or to which KBI is subject; or

(c) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon KBI or to which KBI is subject.

5.4 Status.

(a) KBI has substantial experience in evaluating and investing in securities of companies similar to AREB and acknowledges that it can protect its own interests. KBI has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of acquiring the New Preferred Shares.

(b) KBI is an “accredited investor” within the meaning of the Securities Act.

(c) The New Preferred Shares are being acquired by KBI for its own account, for investment purposes only, and with no present intention of distributing, selling, or otherwise disposing of the New Preferred Shares.

5.5 Investigation. KBI is purchasing the New Preferred Shares based upon its own independent investigation and evaluation of AREB. KBI is expressly not relying on any oral representations made by AREB or AREB with regard to the New Preferred Shares or AREB.

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5.6 Reliance. KBI recognizes, understands, and agrees that AREB will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

VI

CLOSING

6.1 Closing. Provided that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereunder, the closing of the Exchange and all transactions contemplated hereunder (the “Closing”) shall take place via the electronic exchange of documents, securities and signatures, no later than two business days after the Effective Date or at such other time and place as AREB and KBI mutually agree (the “Closing Date”).

6.2 Obligations of AREB. At the Closing, AREB shall deliver or cause to be delivered to KBI:

(a) An executed version of this Agreement;

(b) Executed versions of all additional documents reasonably required to effect the transactions envisioned hereunder, including, without limitation, documents required by KBI’s transfer agent (collectively, the “Exchange Documents”);

(c) Proof of submission to KBI’s transfer agent of all documents necessary to issue the New Preferred Shares; and

(d) All other documents requested of AREB in order to facilitate the transactions envisioned hereunder.

6.3 Obligations of KBI. At the Closing, KBI shall deliver or cause to be delivered to AREB:

(a) An executed version of this Agreement;

(b) Executed versions of all additional Exchange Documents; and

(c) All other documents requested of KBI in order to facilitate the transactions envisioned hereunder.

VII

POST-CLOSING COVENANTS

7.1 Use of Transfer Agent. At all times while KBI owns any of the New Preferred Shares, AREB shall engage the services of the same transfer agent it uses for its common stock for purposes of providing substantially the same issuance, management, and related services regarding the Series D Stock. AREB shall be responsible for the payment of any and all transfer agent fees relating to or arising out of the transactions contemplated hereby, as well as any future conversions of the New Preferred Shares or successor securities.

7.2 Most Favored Nation. AREB hereby represents, warrants, and agrees that if at any time while KBI owns any of the New Preferred Shares AREB issues any shares of Series D Stock or other newly designated shares of preferred stock on any terms or conditions more beneficial than those afforded KBI, then the New Preferred Shares shall be automatically amended and modified in an economically and legally equivalent manner such that KBI shall receive the benefit of the more favorable terms and/or conditions (as the case may be), including, without limitation, the issuance of additional shares of Series D Stock to KBI, if necessary.

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7.3 Cross Default. Any default by AREB with regard to any other holder of Series D Stock or Series C Stock with regard to the shares shall similarly be a default by AREB as to KBI and its ownership of the New Preferred Shares.

7.4 Rule 144. AREB acknowledges and agrees that in connection with any resale of the New Conversion Shares or any successor security, KBI shall solely be required to provide reasonable assurances that such applicable securities are eligible for resale, assignment or transfer under Rule 144. AREB shall be responsible for any transfer agent fees or DTC fees or legal fees of AREB’s counsel with respect to the removal of legends, if any, or issuance of any new or replacement securities. AREB shall cause its counsel to issue a legal opinion to its transfer agent as reasonably requested by KBI.

7.5 Survival of Representations. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of two (2) years.

7.6 Expenses. Except as otherwise expressly provided herein, each Party will pay their own respective costs and expenses in connection with the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.7 Taxes. KBI and AREB shall bear the responsibility for their respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

7.8 Reasonable Assistance. AREB shall use and exercise its best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth Closing and the issuance of the New Preferred Shares to KBI.

7.9 Non-Circumvention. AREB hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws or the Certificate of Designation, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of KBI hereunder.

7.10 8-K Filing. On or before four (4) business days following the Closing Date, AREB shall file with the SEC a current report on Form 8-K disclosing this Agreement, the transactions envisioned hereunder, the filing of the Certificate of Designation, and all other information required under the Exchange Act.

7.11 Reformation and Severability. In the event any state, federal, or local law or regulation, now existing or enacted in the future, is interpreted by judicial decision, or a regulatory agency in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Parties shall amend and reform this Agreement to the minimum extent necessary to preserve the underlying economic and financial arrangements between the Parties.

7.12 Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, each has done so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

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VIII

ADDITIONAL PROVISIONS

8.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Electronic Transmission, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes a manually executed counterpart of this Agreement.

8.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the subject matter herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

8.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.4 Governing Law; Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the laws of the State of Texas, except with respect to any matters specifically relating to the issuance or exchange of AREB’s securities, which shall be governed by the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas, the State of Nevada, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each Party irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the County of Bexar, State of Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

8.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

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8.6 Recovery of Fees by Prevailing Party. In any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

8.7 Waiver; Course of Dealing. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition. Further, no course of dealing between the Parties, or any failure to exercise, or any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

8.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.11 No Third Party Beneficiaries. This Agreement has been entered into solely by and between KBI and AREB, solely for their benefit. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

8.12 Time. All Parties agree that time is of the essence as to this Agreement.

8.13 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.14 Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated, although the Article and Section headings used herein are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

8.15 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 8.15.

8.16 Notices.

8.16.1. Method and Delivery. All notices, requests, and demands hereunder shall be in writing and delivered by hand; Electronic Transmission; mail; or, recognized commercial over-night delivery service (Federal Express, e.g.), and shall be deemed given (a) if by hand, upon such delivery; (b) if by Electronic Transmission, 24- hours after sending; (c) if by mail, 48-hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

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8.16.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices hereunder. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record capable of retention, retrieval, and review, and that may thereafter be rendered into legible tangible form.

8.16.3. Address Changes. A Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 8.16.

8.17 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 8.17 shall not include any obligation to incur substantial expense or liability.

8.18 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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IX EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

AREB:		KBI:

AMERICAN REBEL HOLDINGS, INC.,		KINGDOM BUILDING INC.,
a Nevada corporation		a California corporation

BY:	/s/ Charles A. Ross, Jr.	BY:	/s/ Ted Haberfield
NAME:	Charles A. Ross, Jr.	NAME:	Ted Haberfield
TITLE:	CEO	TITLE:	President
DATED:	05/13/2024	DATED:	5/16/2024

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EXHIBIT II-D

CERTIFICATE OF DESIGNATION

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